Delaware Group Income Funds
N-SAR

Exhibit List


Exhibit		Reference

77.M	Lincoln National Income Fund,
Inc. was merged into Delaware
Corporate Bond Fund.  Please refer
to the exhibits in Section 77.Q1
for more details.